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                                                                  EXHIBIT 10.4.1



                               REALNETWORKS, INC.



                                 AMENDMENT NO. 1

                             DATED JANUARY 23, 1998

                                       TO

                        1998 EMPLOYEE STOCK PURCHASE PLAN


        Section 3 of the RealNetworks, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is hereby amended in its entirety to read as follows:

        "3. ELIGIBLE EMPLOYEES. The term "Eligible Employees" means all common law employees of the Company and its current majority-owned subsidiaries (and each other corporation designated by the Committee that hereafter becomes a majority-owned subsidiary of the Company), except the following: (a) employees who have been employed for less than 30 days;
        (b) employees whose customary employment is 20 hours or less per week; and (c) employees whose customary employment is for not more than five months in any calendar year. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and obligations under the Plan."


        The effective date of such amendment shall be January 23, 1998, the date of its adoption by the Board of Directors of RealNetworks, Inc.